Exhibit 5.1

New York
601 Lexington Avenue, 31st Floor
New York, NY 10022

T	+1 (212) 277-4000
T	+1 (212) 284-4926 (direct)
F	+1 (646) 521-5726
E	valerie.jacob@freshfields.com
michael.levitt@freshfields.com

freshfields.us

BuzzFeed, Inc.
229 West 43rd Street, 10th Floor
New York, New York 10036
March 21, 2023
Ladies and Gentlemen:
We are acting as counsel to BuzzFeed, Inc., a Delaware corporation (the Company), in connection with the preparation and filing with the Securities and Exchange Commission (the Commission) of a registration statement on Form S-8 (as amended from time to time, the Registration Statement), under the Securities Act of 1933, as amended (the Securities Act), relating to the registration of (1) 6,977,162 shares of common stock, par value $0.0001 per share (the Common Stock), of the Company (the EIP Shares), issuable pursuant to the BuzzFeed, Inc. 2021 Equity Incentive Plan (the EIP), and (2) 1,395,432 shares of Common Stock (the ESPP Shares and, together with the EIP Shares, the Shares) issuable pursuant to the BuzzFeed, Inc. 2021 Employee Stock Purchase Plan (the ESPP and, together with the EIP, the Plans), which are in addition to the 37,951,308 shares of Common Stock under the EIP and 3,856,646 shares of Common Stock under the ESPP registered on the Registration Statement on Form S-8 (File No. 333-262582) filed by the Company with the Commission on February 8, 2022.
This opinion is confined to the General Corporation Law of the State of Delaware, as currently in effect. Accordingly, we express no opinion herein with regard to any other laws. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.
We have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinion expressed below.

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In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon oral or written statements and representations of public officials, officers and other representatives of the Company. We have also assumed the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the individual grants or awards under the Plans have been duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted hereunder and in accordance therewith).
Based upon the foregoing, and subject to limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been authorized by the Company and, when the Shares are issued by the Company in accordance with the terms of the Plans and the applicable award agreements pursuant to which the awards related to the Shares are made, the Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Sincerely yours,
/s/ Freshfields Bruckhaus Deringer US LLP
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